EXHIBIT 4.1

[Face of Certificate - ZION OIL & GAS, INC.]

(SEE REVERSE SIDE FOR LEGEND)

W

WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ________, 2012)

ZION OIL & GAS, INC.

CUSIP  989696 125

WARRANT

THIS CERTIFIES THAT, for value received _____________ is the registered holder of a Warrant or Warrants expiring _______, 2012 (the "Warrant") to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (the "Shares"), of ZION OIL & GAS, INC., a Delaware corporation (the "Company"). The Warrant entitles the holder thereof to purchase from the Company, commencing on ________ 1, such number of Shares of the Company at the price of $4.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Registrar and Transfer Company (such payment to be made by check made payable to the order of the Company), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Agent. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant may expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his/her/its assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

1 The exercise period of this warrant is for two years, with such exercise period beginning on the closing date of the rights offering until 5:00 p.m., Eastern Standard time, on the second anniversary date thereof, and, if such expiration date falls on a day other than a trading day, on the immediately preceding trading day

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

COUNTERSIGNED:
Registrar and Transfer Company

WARRANT AGENT
BY:
AUTHORIZED OFFICER

DATED:

(Signature)
CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)
SECRETARY

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

___________________________________________________________________________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to____________________________________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

___________________________________________________________________________________________________________________

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,_____________________hereby sell, assign, and transfer unto

_____________________________________________________
(PLEASE TYPE OR PRINT NAME AND ADDRESS)

_____________________________________________________

_____________________________________________________

_____________________________________________________
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to__________________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

Of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).